UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2016

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 227, Tetricus Science Park, Porton Down, Salisbury, Wiltshire, United Kingdom SP4 0JQ
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +44 (0) 1980 753002

Carbylan Therapeutics, Inc.

39899 Balentine Drive, Suite 200, Newark, California 94560

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On June 15, 2016, KalVista Pharmaceuticals, Inc., formerly known as “Carbylan Therapeutics, Inc.”, a Delaware corporation (the “Company”), KalVista Pharmaceuticals Ltd., a private company limited by shares incorporated and registered in England and Wales (“Kalvista”), the shareholders of KalVista (each a “Seller” and collectively, the “Sellers”) and, solely for the purposes of being bound by certain provisions therein and solely in such person’s capacity as the Seller Representative, Andrew Crockett, entered into a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which, among other things, each Seller agreed to sell to the Company, and the Company agreed to purchase from each Seller, all of the ordinary and preferred shares of KalVista (“KalVista Shares”) owned by such Seller in exchange for the issuance of a certain number of shares of common stock of the Company as determined pursuant to the terms of the Share Purchase Agreement (the “Transaction”). The Share Purchase Agreement includes customary representations and warranties by each party thereto.

Concurrently with the execution of the Share Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the Company common stock issued to the Sellers in connection with the Transaction.

The foregoing description of the Share Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the Share Purchase Agreement and the Registration Rights Agreement, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 21, 2016, the Company completed its business combination with KalVista, in accordance with the terms of the Share Purchase Agreement. On November 21, 2016, pursuant to the Share Purchase Agreement, each Seller sold to the Company, and the Company purchased from each Seller, all of the KalVista Shares owned by such Seller in exchange for the issuance of a certain number of shares of common stock of the Company. In connection with the Transaction, the name of the surviving corporation was changed to “KalVista Pharmaceuticals, Inc.” Following the completion of the Transaction, the business being conducted by the Company became primarily the business conducted by KalVista, which is a clinical stage pharmaceutical company focused on the discovery and development of small molecule protease inhibitors. Unless otherwise noted herein, all references to share amounts reflect the Reverse Stock Split, defined below.

As a result of the consummation of the Transaction, and after giving effect to a 14-for-1 reverse stock split (the “Reverse Stock Split”), discussed in Item 3.03 below, each outstanding share of KalVista ordinary and preferred stock then outstanding was canceled and automatically converted into and became the right to receive approximately 0.29112 shares of the Company’s common stock (as adjusted by the Reverse Stock Split). At the effective time of the Transaction, each outstanding option, whether or not vested, to purchase KalVista common stock was converted into an option to purchase the Company’s common stock. The exchange rate was calculated by a formula that was determined through arms-length negotiations between the Company and KalVista. In connection with the Transaction and in accordance with the Registration Rights Agreement, the Company will file with the Securities and Exchange Commission a registration statement on Form S-3 to register the shares of the Company’s common stock received by the Sellers in the Transaction for resale in the public markets.

Immediately following the Reverse Stock Split and the Transaction, there were 9,925,247 shares of the Company’s common stock outstanding, and the former KalVista stockholders beneficially owned approximately 81% of these outstanding shares. Substantially all of these former KalVista stockholders are party to lock-up agreements, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Transaction, for a period of 180 days following the completion of the Transaction.

The Company’s common stock, previously listed on The NASDAQ Stock Market, trading through the close of business on Monday, November 21, 2016 under the ticker symbol “CBYL,” will commence trading on The NASDAQ Stock Market, on a post-Reverse Split adjusted basis, under the ticker symbol “KALV” on November 22, 2016. The Company’s common stock is represented by a new CUSIP number, 483497 103.

The foregoing description of the Share Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the Share Purchase Agreement and the Registration Rights Agreement, which are filed as exhibits to this Current Report on Form 8-K.

On November 22, 2016, the Company issued a press release announcing the consummation of the Transaction and related transactions. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Share Purchase Agreement, the Company issued 8,039,430 shares of its common stock. The nature of the transaction, the nature and amount of consideration received by the Company are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such sales were exempt from registration under Section 4(a)(2) and Regulation D and Regulation S under the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

At the special meeting of the Company’s stockholders held on November 21, 2016 and as previously disclosed in the Company’s Current Report on Form 8-K filed on November 21, 2016, its stockholders approved an amended and restated certificate of incorporation to effect the Reverse Stock Split, and approved an amendment to the amended and restated certificate of incorporation of the Company to change its name from “Carbylan Therapeutics, Inc.” to “KalVista Pharmaceuticals, Inc.”

On November 21, 2016, after the close of market, in connection with, and immediately prior to, the completion of the Transaction, the Company filed an amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every 14 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split, but prior to the completion of the Transaction, there were approximately 1,885,797 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the amendment to the amended and restated certificate of incorporation, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which the stockholder would otherwise be entitled) will receive a cash payment in an amount equal to the fair market value of the fractional share based on the closing price of the Company’s common stock on The NASDAQ Stock Market on November 21, 2016.

Also on November 21, 2016, in connection with and immediately following the Transaction, the Company filed an amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to change the Company’s name from “Carbylan Therapeutics, Inc.” to “KalVista Pharmaceuticals, Inc.”

The foregoing descriptions of the amendments to the amended and restated certificate of incorporation are subject to and qualified in their entirety by reference to the amendments to the amended and restated certificate of incorporation, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 4.01	Change in Registrant’s Certifying Accountant.

On November 21, 2016, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective immediately. On the same date the Company appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm effective as of the date of the consummation of the Transaction.

The Audit Committee of the board of directors of the Company approved the dismissal of PwC and the appointment of Deloitte.

The reports of PwC on the Carbylan Therapeutics, Inc.’s financial statements for each of fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that the report for the fiscal year ended December 31, 2014 contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through November 21, 2016, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their reports on the financial statements for such years.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of PwC’s letter, dated November 23, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal year ended April 30, 2016 and the period from May 1, 2016 through November 21, 2016, neither the Company, nor anyone acting on its behalf, consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Deloitte did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant

The disclosures set forth in Item 2.01 regarding the Transaction and the disclosures set forth in Item 5.02 regarding the Company’s board of directors are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Directors

In accordance with the Share Purchase Agreement, on November 21, 2016, effective immediately prior to the effective time of the Transaction, each of Steven L. Basta, David M. Clapper, Keith A. Katkin, Guy P. Nohra, David M. Renzi, David Saul and Reza Zadno, Ph.D. resigned from the Company’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Share Purchase Agreement, at the effective time of the Transaction, on November 21, 2016, the board of directors and its committees were reconstituted, with T. Andrew Crockett, Rajeev Shah and Joshua Resnick, M.D., appointed as Class I directors of the Company whose terms expire at the Company’s 2019 annual meeting of stockholders; Richard Aldrich and Edward W. Unkart appointed as Class II directors of the Company whose terms expire at the Company’s 2017 annual meeting of stockholders; and Albert Cha, M.D., Ph.D., and Arnold L. Oronsky, Ph.D. appointed as Class III directors of the Company whose terms expire at the Company’s 2018 annual meeting of stockholders. In addition, Arnold L. Oronsky, Ph.D., Rajeev Shah and Edward W. Unkart were appointed to the Company’s Audit Committee, Albert Cha, M.D., Ph.D., Joshua Resnick, M.D. and Rajeev Shah were appointed to the Compensation Committee and Arnold L. Oronsky, Ph.D. and Joshua Resnick, M.D. were appointed to the Nominating and Governance Committee.

Officers

In accordance with the Share Purchase Agreement, at the effective time of the Transaction, on November 21, 2016, David M. Renzi, John McKune and Marcee Maroney resigned from all offices held in the Company and the Company’s board of directors appointed T. Andrew Crockett as Chief Executive Officer and Benjamin L. Palleiko as Chief Financial Officer.

Biographical information regarding each of the newly appointed directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A (the “Proxy”), which was filed with the Securities and Exchange Commission on October 28, 2016, and is incorporated herein by reference.

T. Andrew Crockett has served as a member of KalVista’s board of directors and as Chief Executive Officer since June 2011. His current annual salary is $450,000, with a target bonus of 50% of his annual salary, based upon achievement of performance goals established by the Compensation Committee of the Board.

Benjamin L. Palleiko has served as KalVista’s Chief Financial Officer since August 2016. His current annual salary is $340,000, with a target bonus of 35% of his annual salary, based upon achievement of performance goals established by the Compensation Committee of the Board. In connection with the consummation of the Transaction, he was awarded a stock option to acquire 49,354 shares of the Company’s common stock. Such option vests as to 1/4th of the shares on August 26, 2017, and 1/36th of the remaining options vest monthly thereafter. In addition, he will be awarded an additional stock option to acquire 50,864 shares of the Company’s common stock, following an increase to the shares available for grant under the Company’s equity incentive plan.

We intend to enter into new employment agreements with Mr. Crockett and Mr. Palleiko. We expect that each of these agreements will provide for at-will employment and include each officer’s base salary, an annual incentive bonus opportunity as described above and standard employee benefit plan participation. We also expect these agreements to provide for severance benefits upon termination of employment or a change of control of our company.

Indemnification Agreements

On November 21, 2016, the Company entered into indemnification agreements with each of its newly appointed directors and executive officers, T. Andrew Crockett, Benjamin L. Palleiko, Rajeev Shah, Joshua Resnick, M.D., Richard Aldrich, Edward W. Unkart, Albert Cha, M.D., Ph.D., and Arnold L. Oronsky, Ph.D. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of the Company, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify the directors and officers, including with respect to “short-swing” profit claims under Section 16(b) of the Securities Exchange Act of 1934, as amended, and, with certain exceptions, with respect to proceedings that he or she initiates.

The foregoing description of the material terms indemnification agreements and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Termination of Named Executive Officers

Following the consummation of the Transaction, each of David M. Renzi and Marcee M. Maroney were terminated by the Company and are entitled to receive the severance and change of control payments as described in each of their Severance and Change of Control Agreements. For additional information regarding these payments, please refer to “Carbylan Executive Compensation — Potential Payments Upon Termination or Change in Control” on page 206 of the Proxy.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2016, concurrent with the Transaction, we adopted the fiscal year end of our KalVista subsidiary, thereby changing our fiscal year end from December 31 to April 30, and we will begin to file reports based on the reporting periods for a fiscal year ending April 30, commencing with the period in which the Transaction was consummated, which is the quarter ending January 31, 2017. In addition, the Company will file a Form 8-K for the quarter ended October 31, 2016, to include the financial statements of KalVista for the quarter ended October 31, 2016 no later than 45 days after the consummation of the Transaction.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited interim financial statements of KalVista, including KalVista’s unaudited condensed balance sheet as of July 31, 2016, KalVista’s condensed balance sheet derived from audited financial statements as of April 30, 2016, unaudited condensed statements of operations and comprehensive loss for the three months ended July 31, 2016 and 2015, unaudited condensed statements of cash flows for the three months ended July 31, 2016 and 2015 and the notes related thereto are filed as Exhibit 99.2 and are incorporated herein by reference.

The audited financial statements of KalVista, including KalVista’s audited balance sheets as of April 30, 2016 and 2015, statements of operations and comprehensive loss for the years ended April 30, 2016 and 2015, statements of changes in convertible preferred stock and stockholders’ deficit for the years ended April 30, 2016 and 2015, statements of cash flows for the years ended April 30, 2016 and 2015, the notes related thereto and the related independent registered public accounting firm’s report are filed as Exhibit 99.3 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement, dated June 15, 2016, the Company, KalVista, the Sellers, and, solely for the purposes of being bound by certain provisions therein and solely in such person’s capacity as the Seller Representative, Andrew Crockett.

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated November 21, 2016.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated November 21, 2016.

10.1	Registration Rights Agreement, dated June 15, 2016 by and among the Company and the Sellers.

10.2	Form of Indemnification Agreement, by and between the Company and each of its directors and officers.

16.1	Letter from PricewaterhouseCoopers LLP dated November 23, 2016.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press Release issued by the Company on November 22, 2016.

99.2

Unaudited Interim Financial Statements of KalVista Pharmaceuticals Ltd.

Condensed Balance Sheets as of July 31, 2016 and April 30, 2016

Condensed Statements of Operations and Comprehensive Loss for the Three Months Ended July 31, 2016 and 2015

Condensed Statements of Cash Flows for the Three Months Ended July 31, 2016 and 2015

Notes to Condensed Financial Statements (Unaudited)

99.3

Audited Financial Statements of KalVista Pharmaceuticals Ltd.

Report of Independent Registered Public Accounting Firm

Balance Sheets as of April 30, 2016 and 2015

Statements of Operations and Comprehensive Loss for the Years Ended April 30, 2016 and 2015

Statements of Changes in Convertible Preferred Stock and Stockholders’ Deficit for the Years Ended April 30,

2016 and 2015

Statements of Cash Flows for the Years Ended April 30, 2016 and 2015

Notes to Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ Thomas Andrew Crockett
Name:	Thomas Andrew Crockett
Title:	Chief Executive Officer

Date: November 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated June 15, 2016, the Company, KalVista, the Sellers, and, solely for the purposes of being bound by certain provisions therein and solely in such person’s capacity as the Seller Representative, Andrew Crockett.

3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated November 21, 2016.

3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated November 21, 2016.

10.1	Registration Rights Agreement, dated June 15, 2016 by and among the Company and the Sellers.

10.2	Form of Indemnification Agreement, by and between the Company and each of its directors and officers.

16.1	Letter from PricewaterhouseCoopers LLP dated November 23, 2016.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Press Release issued by the Company on November 22, 2016.

99.2

Unaudited Interim Financial Statements of KalVista Pharmaceuticals Ltd.

Condensed Balance Sheets as of July 31, 2016 and April 30, 2016

Condensed Statements of Operations and Comprehensive Loss for the Three Months Ended July 31, 2016

and 2015

Condensed Statements of Cash Flows for the Three Months Ended July 31, 2016 and 2015

Notes to Condensed Financial Statements (Unaudited)

99.3

Audited Financial Statements of KalVista Pharmaceuticals Ltd.

Report of Independent Registered Public Accounting Firm

Balance Sheets as of April 30, 2016 and 2015

Statements of Operations and Comprehensive Loss for the Years Ended April 30, 2016 and 2015

Statements of Changes in Convertible Preferred Stock and Stockholders’ Deficit for the Years Ended April 30, 2016

and 2015

Statements of Cash Flows for the Years Ended April 30, 2016 and 2015

Notes to Financial Statements